JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Allogene Therapeutics, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Dated: August 12, 2025

/s/ Arie Belldegrun
Arie Belldegrun, M.D.

Bellco Legacy LLC

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, M.D., Manager

Bellco Legacy IV LLC

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, M.D., Manager

Vida Ventures LLC
By:	VV Manager LLC, its Manager

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, M.D., Senior Managing Director

Vida Ventures III, L.P.
By:	Vida Ventures GP III, LLC, its Manager

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, M.D., Senior Managing Director

Vida Ventures III-A, L.P.
By:	Vida Ventures GP III, its Manager

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun, M.D., Senior Managing Director